EXHIBIT 23.1

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1/A, of Keyser Resources, Inc., of our report dated September 30, 2009 on our audit of the financial statements of Keyser Resources, Inc. as of December 31, 2008 and the period from inception November 26, 2007 through December 31, 2007, and the related statements of operations, stockholders’ equity and cash flows from inception November 26, 2007 through December 31, 2008, and the reference to us under the caption “Experts.”

We consent to the use, in the registration statement on Form S-1/A, of Keyser Resources, Inc., of our report dated November 19, 2009 on our review of the interim financial statements of Keyser Resources, Inc. as of September 30, 2009, and the related condensed statements of operations and cash flows for the three-month and nine-month periods ended September 30, 2009 and September 30, 2008 and from inception November 26, 2007 through September 30, 2009, and the reference to us under the caption “Experts.”

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada
January 15, 2010

Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
50 S. Jones Blvd Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351